Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-91858, 333-55642, 333-39736, 333-77803, 333-04544, 333-69141, 333-30693, 333-04055) and Forms S-3 (Nos. 333-113935, 333-74522, 333-63306, 333-82239) of Identix Incorporated of our report dated July 29, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
September 9, 2004